AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2008
Registration Statement No. 333-144485

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
Registration Statement
Under the
Securities Act of 1933

ANHEUSER-BUSCH COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1162835
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)
One Busch Place
St. Louis, Missouri 63118
(Address of Principal Executive Offices)
Anheuser-Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan
and the
Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors
(Full Title of the Plan)
JoBeth G. Brown
Vice President and Corporate Secretary
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118
(Name and Address of Agent for Service)
(314) 577-3314
Telephone Number, Including Area Code of Agent for Service
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On November 18, 2008, Anheuser-Busch Companies, Inc. (the “Company”) completed the previously announced transaction with InBev N.V./S.A. (“InBev”). All shares of the common stock of the Company are now held by a subsidiary of InBev. As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all shares of common stock registered under this Registration Statement that remain unsold and untransferred.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.           Exhibits.
24.1       Power of Attorney executed by directors and officers of the Registrant.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 25, 2008.

ANHEUSER-BUSCH COMPANIES, INC.
By:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

	Title	Date

/s/ DAVID PEACOCK *	President and Director	November 25, 2008
David Peacock	(Principal Executive Officer)

/s/ DAVID ALMEIDA *	Vice President, Finance	November 25, 2008
David Almeida	(Principal Financial Officer)

/s/ JOHN F. KELLY *	Vice President and Controller	November 25, 2008
John F. Kelly	(Principal Accounting Officer)

/s/ GARY RUTLEDGE *	Director	November 25, 2008
Gary Rutledge

*By:	/s/ Thomas Larson
Thomas Larson
Attorney-in-Fact

EXHIBIT INDEX
24.1      Power of Attorney executed by directors and officers of the Registrant.